SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant
Filed by a Party other than the Registrant

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Definitive Proxy Statement
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Soliciting Material Pursuant to Rule 14a-12

GERMAN AMERICAN BANCORP
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GERMAN AMERICAN BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2006

        The Annual Meeting of Shareholders (the “Annual Meeting”) of German American Bancorp (the “Corporation”) will be held at the Corporate Offices of the Corporation, 711 Main Street, Jasper, Indiana 47546, on Thursday, April 27, 2006, at 10:00 a.m., Jasper time, for the following purposes:

1.	To elect three directors to hold office until the Annual Meeting of Shareholders in the year 2009 and until their successors are elected and have qualified.

2.	To transact such other business as may properly come before the meeting.

        Holders of record of Common Shares of the Corporation at the close of business on March 1, 2006, are entitled to notice of and to vote at the Annual Meeting.

SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE ANNUAL MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

March 30, 2006 Jasper, Indiana	By Order of the Board of Directors KENNETH L. SENDELWECK Secretary

(ANNUAL REPORT ON FORM 10-K ENCLOSED)

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
GERMAN AMERICAN BANCORP

April 27, 2006

        This Proxy Statement is being furnished to shareholders on or about March 30, 2006, in connection with the solicitation by the Board of Directors (the “Board”) of German American Bancorp (the “Corporation”), 711 Main Street, Jasper, Indiana 47546, of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Jasper time, on Thursday, April 27, 2006, at the principal executive offices of the Corporation, 711 Main Street, Jasper, Indiana 47546.

        At the close of business on March 1, 2006, the record date for the Annual Meeting as set by the Board, there were 11,006,684 common shares of the Corporation outstanding and entitled to vote at the Annual Meeting (the “Common Shares”). On all matters, including the election of directors, each shareholder will have one vote for each share held.

        If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Board.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Board is divided into three classes, as nearly equal in number as possible, with the terms of the members of one class expiring each year. At the Annual Meeting, shareholders will consider the election of three directors, each to serve a three-year term that will expire at the annual meeting of shareholders in 2009, or such later time as their successors are elected and have qualified. Each director will be elected by a plurality of the votes cast in the election. Shares represented but not voted for any nominee shall not affect the determination of whether a nominee has received a plurality of the votes cast.

Nominees

        It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of the following nominees: Richard E. Forbes, U. Butch Klem, and Michael J. Voyles. Mr. Klem and Mr. Voyles are presently members of the Board.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH
OF THESE NOMINEES (ITEM 1 ON THE PROXY).

        Each nominee has indicated that he or she will accept nomination and election as a director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board to nominate such other person as a director as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

        The following table presents certain information as of March 1, 2006, regarding (a) the current directors of the Corporation, including Mr. Klem and Mr. Voyles who are standing for re-election and one director (Mr. Steurer) who will retire from the Board at the Annual Meeting, (b) Mr. Forbes, and (c) those executive officers of the Corporation who are not also directors. Unless otherwise indicated in a footnote, the principal occupation of each such person has been the same for the last five years and such person possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by him. Unless specified otherwise, each director and executive officer is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with him or her or by partnerships or corporations with which he or she is associated. None of the persons named below beneficially owned, as of March 1, 2006, one percent or more of the Common Shares, except for Mr. Hoffman (1.2%), Mr. Klem (1.0%), and Mr. Lett (2.2%). The directors and executive officers as a group beneficially owned 8.7 percent of the Common Shares as of March 1, 2006. The Board has determined that each of its members, other than Mr. Schroeder, and each of the nominees, is an “independent director” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”).

Name, Present Principal Occupation and Age	Director Since(1)	Term Expires at Annual Meeting in	Common Shares Beneficially Owned(2)

Directors/Nominees:

Mark A. Schroeder	1991	2008	66,541	(3)
President and Chief Executive Officer of the
Corporation(4)
Age 52

Douglas A. Bawel	2004	2007	2,872	(5)
President and Chief Executive Officer, Jasper
Engines & Transmissions
Age 50

Christina M. Ernst	2004	2008	9,991	(6)
Chairman and President, Miller Construction
Company, Inc. (electrical contractor)
Age 56

Richard E. Forbes*	—	—	—
President and Chief Executive Officer
of MasterBrand Cabinets, Inc.
Age 58

William R. Hoffman	1986	2007	129,233	(7)
Farmer; Director of Patoka Valley Feeds, Inc.
Age 68

U. Butch Klem*	2004	2006	107,521	(8)
President and Chief Executive Officer,
U.B. Klem Furniture Company
Age 55

J. David Lett	2000	2007	244,777	(9)
Attorney, Lett & Jones(10)
Age 53

Gene C. Mehne	1979	2008	20,356	(11)
President and Manager, Mehne Farms, Inc.
Age 61

Larry J. Seger	1990	2008	89,223	(12)
President, Wabash Valley Produce, Inc. (egg
and turkey production)
Age 55

Name, Present Principal Occupation and Age	Director Since(1)	Term Expires at Annual Meeting in	Common Shares Beneficially Owned(2)

Joseph F. Steurer	1983	2006	57,564	(13)
Chairman of the Board, JOFCO, Inc. (office
furniture)
Age 69

Chet L. Thompson	1997	2007	32,187	(14)
President, Thompson Insurance, Inc.
Age 67

Michael J. Voyles*	1998	2006	68,933	(15)
President, Voyles Supermarket, Inc.,
and M.J.V. Inc.
Age 57

Executive Officers Who Are Not Directors:

Clay W. Ewing	—	—	35,923	(16)
Executive Vice President - Banking(17)
Age 50

Stan J. Ruhe	—	—	31,749	(18)
Executive Vice President - Credit Administration
Age 54

Bradley M. Rust	—	—	12,140	(19)
Chief Financial Officer; Senior Vice President
—Accounting & Finance(20)
Age 39

Kenneth L. Sendelweck	—	—	48,945	(21)
Secretary/Treasurer; President/Chief Executive
Officer of The German American Bank(22)
Age 51

All present directors and executive officers			957,955	(23)
of the Corporation as a group (15 persons)

* Designates Nominee for Director

(1)
Includes service on the board of directors of The German American Bank, the original bank subsidiary of the Corporation, prior to the organization of the Corporation. Does not include prior service on the board of directors of any other bank subsidiary prior to the date that such bank became a subsidiary of the Corporation.

(2)
Common Shares Beneficially Owned includes shares that the indicated individual had the right to purchase by exercise of stock options on March 1, 2006, all of which were then fully vested and exercisable, and shares of “restricted stock” that were granted February 15, 2006 to the five executive officers of the Corporation which will vest (assuming their continued service to the Corporation) and become free of restrictions in December 2006, and which can be voted by the executive officers but (until such time) cannot be sold by the executive officers.

(3)	Includes 11,187 shares held jointly by Mr. Schroeder and his wife, 29,060 shares Mr. Schroeder has the right to purchase upon the exercise of stock options and 2,425 shares of restricted stock.

(4)
Mr. Schroeder has served as a Director of The German American Bank since 1991 and a director of each of the other subsidiaries since acquisition by the Corporation. In 2004, Mr. Schroeder was appointed to be a Director of American Community Bancorp, Inc., a publicly-held corporation that owns the Bank of Evansville, Evansville, Indiana.

(5)
Includes 1,345 shares held by Mr. Bawel’s children, and 1,000 shares that Mr. Bawel has the right to purchase upon the exercise of stock options. Mr. Bawel also serves as a Director of Steel Technologies, Inc., a publicly-held corporation.

(6)	Includes 521 shares held by Mrs. Ernst’s spouse and 1,000 shares that Ms. Ernst has the right to purchase upon the exercise of stock options.

(7)	Includes 35,024 shares owned by Mr. Hoffman’s wife and 7,801 shares that Mr. Hoffman has the right to purchase upon the exercise of stock options.

(8)
Includes 19,745 shares owned jointly by Mr. Klem and his wife; 30,276 shares owned by Mr. Klem’s wife; 16,534 shares held by U.B. Klem Furniture Company, of which Mr. Klem is President and Chief Executive Officer; and 1,000 shares that Mr. Klem has the right to purchase upon the exercise of stock options.

(9)
Includes 833 shares held jointly by Mr. Lett and his wife; 1,865 shares owned by Mr. Lett’s wife; 228,443 shares held by the estate of Mr. Lett’s mother; and 5,310 shares that Mr. Lett has the right to purchase upon the exercise of stock options.

(10)	Lett & Jones represents the Union Banking Division of Peoples Bank, a subsidiary of the Corporation, as legal counsel, and receives legal fees for such work.

(11)
Includes 3,283 shares owned by Mr. Mehne’s wife; 1,778 shares held by the Mehne Farms, Inc. qualified plan; and 7,801 shares that Mr. Mehne has the right to purchase upon the exercise of stock options.

(12)
Includes 8,610 shares held jointly by Mr. Seger and his wife; 243 shares held jointly by Mr. Seger and his children; 37,785 shares owned by certain corporations of which Mr. Seger is a shareholder and an executive officer of their retirement plans; and 7,801 shares that Mr. Seger has the right to purchase upon the exercise of stock options.

(13)	Includes 8,330 shares held in trust by Mr. Steurer’s wife; and 7,801 shares that Mr. Steurer has the right to purchase upon the exercise of stock options.

(14)
Includes 7,606 shares owned by Mr. Thompson’s wife; 8,574 shares held jointly by Mr. Thompson and his wife; and 7,801 shares that Mr. Thompson has the right to purchase upon the exercise of stock options.

(15)
Includes 2,945 shares held jointly by Mr. Voyles and his wife; 35,461 shares held by a generation skipping trust of which Mr. Voyles is trustee; and 7,801 shares that Mr. Voyles has the right to purchase upon the exercise of stock options.

(16)	Includes 19,183 shares that Mr. Ewing has the right to purchase upon the exercise of stock options and 1,175 shares of restricted stock.

(17)
Mr. Ewing has served as Executive Vice President – Banking since May 1999 and as a director of First American Bank, a subsidiary of the Corporation, since May 1999. Mr. Ewing was President and Chief Executive Officer of First State Bank, Southwest Indiana (“First State Bank”), a subsidiary of the Corporation, from 1994 until March 2001, and has continued since that date as First State Bank’s Chairman of the Board.

(18)	Includes 14,884 shares that Mr. Ruhe has the right to purchase upon the exercise of stock options and 725 shares of restricted stock.

(19)	Includes 6,129 shares held jointly by Mr. Rust and his wife, 5,286 shares that Mr. Rust has the right to purchase upon the exercise of stock options and 725 shares of restricted stock.

(20)
Mr. Rust has served as Senior Vice President — Accounting and Finance, of the Corporation since April 2002, and in that capacity has functioned as the Corporation’s principal accounting officer since April 2002 and as the Corporation’s principal financial officer since January 2003. Mr. Rust was named Chief Financial Officer on April 25, 2005. From September 1999 until April 2002, Mr. Rust had served as Vice President and Controller of the Corporation.

(21)	Includes 8,479 shares held jointly by Mr. Sendelweck and his wife, 22,453 shares that Mr. Sendelweck has the right to purchase upon the exercise of stock options and 1,175 shares of restricted stock.

(22)
Mr. Sendelweck has been President, Chief Executive Officer and a director of The German American Bank, a subsidiary of the Corporation, since May 1999. Mr. Sendelweck is also Secretary/Treasurer of the Corporation, a position that he has held since May 2000, and Chairman/Secretary of German American Financial Advisors & Trust Company, a subsidiary of the Corporation, a position that he has held since July 2002.

(23)
Includes 145,982 shares that the directors and named executive officers of the Corporation have the right to acquire upon the exercise of stock options that were exercisable at March 1, 2006, 479,443 shares as to which voting and/or investment powers were shared by members of the group with spouses or others, and 6,225 shares of restricted stock as to which executive officers had voting power but not investment power.

Subsidiary Board Memberships

        Certain members of the Board also serve on the board of directors of one or more of the Corporation’s subsidiaries as follows: Mr. Schroeder, all subsidiary Boards of Directors; Mr. Klem, German American Bank; Mr. Bawel, German American Financial Advisors & Trust Company and German American Insurance, Inc.; Mr. Steurer, German American Bank; Mr. Seger, German American Financial Advisors & Trust Company and German American Insurance, Inc.; Mr. Hoffman, German American Bank; Mr. Mehne, German American Financial Advisors & Trust Company and German American Insurance, Inc.; Ms. Ernst, First American Bank; Mr. Voyles, Citizens State Bank; Mr. Lett, Peoples Bank; and Mr. Thompson, Peoples Bank.

Committees and Attendance

        The Board held nine meetings during 2005. All of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during 2005.

        The Corporation has standing audit, compensation and nominating committees:

        The Audit Committee, presently consisting of Directors Hoffman, Mehne, Steurer, Thompson, Bawel and Ernst, met six times in 2005. Each of the members of the Audit Committee is an independent director, as that term is defined by NASDAQ listing standards, and satisfies the additional independence requirements specified by those listing standards for audit committee members. The Audit Committee oversees the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements.

        The Corporation’s Human Resources Committee, presently consisting of Directors Steurer, Bawel, Klem and Seger, met four times during 2005. The Human Resources Committee sets compensation for officers of the Corporation other than its executive officers, and makes recommendations to the Board with respect to the compensation of the Corporation’s executive officers. The Corporation’s Long-Term Incentive Awards Committee (during 2005 known as the Stock Option Committee), presently consisting of Directors Steurer and Seger, did not meet, but instead took action by written consent five times during 2005. The Long-Term Incentive Awards Committee makes grants of options, restricted stock and other equity awards under the Corporation’s 1999 Long-Term Equity Incentive Plan.

        The Governance/Nominating Committee, presently consisting of Directors Seger, Hoffman, Lett and Voyles, met three times in 2005. The Governance/ Nominating Committee assists the Board with respect to the composition, performance and functioning of the Board (including the recommendation of nominees for election or appointment to the Board) and the effectiveness of the Corporation’s corporate structure and governance.

        Each of the members of the Human Resources Committee, the Long-Term Incentive Awards Committee and the Governance/Nominating Committee is an independent director, as that term is defined by the listing standards of NASDAQ.

Director Nominations Process

        The Board adopted a charter for the Governance/Nominating Committee in 2004 and reviewed and confirmed the charter’s continued adequacy and effectiveness at its annual reorganization meeting in 2005. The charter directs the Governance/Nominating Committee to evaluate candidates for nomination by the Board for election to the Board, and specifies that the Board will consider for nomination for election to the Board only those candidates who are recommended for nomination by the Governance/Nominating Committee. A current copy of the charter is available for review by shareholders in the Investors section of the Corporation’s web site, www.germanamericanbancorp.com.

        The charter provides that, in evaluating candidates for membership on the Board, the Governance/Nominating Committee shall consider favorably those candidates who, in the Governance/Nominating Committee’s judgment, (a) possess demonstrated business and financial judgment, strategic thinking, general management experience or perspective, leadership, experience in industry with comparable complexities, general knowledge of financial services industry, and familiarity with local, state, regional and national issues affecting business; (b) have a background that serves the Board’s interest in a membership comprised of individuals with varied occupational experience and perspective; (c) have sufficient time to devote to the Corporation’s business; (d) possess the highest moral and ethical character and agree to uphold and assure compliance of the Corporation’s Code of Business Conduct; (e) have a history of community involvement and civic-mindedness; (f) are not engaged (directly or indirectly) in any activity adverse to, and do not serve on the board of directors of (or have any material ownership interest in), any other company whose interests are adverse to, or in conflict with, the Corporation’s interests; and (g) possess the ability to oversee, as a director, the business and affairs of the Corporation for the benefit of all constituencies of the Corporation.

        The charter further specifies that, in connection with each annual meeting of shareholders, the Governance/Nominating Committee will consider candidates (based on individual qualifications and the needs of the Board as determined from time to time by the Governance/Nominating Committee) that have been recommended by shareholders for nomination at the annual meeting, if the recommendations are submitted by letter addressed to the attention of the Chairman of the Governance/Nominating Committee in care of the Secretary of the Corporation, mailed by registered or certified mail (return receipt requested), and received by the Secretary at the Corporation’s principal executive offices on or before December 1 of the year preceding the annual meeting for which the recommendation is made.

        In addition to considering candidates who are recommended by shareholders, the Governance/Nominating Committee will meet from time to time with members of the Board, including the chief executive officer and other officers who may be members of the Board, and with other executive officers of the Corporation with a view to identifying persons who may be qualified to serve on the Board. The charter specifies that the Governance/Nominating Committee may also in its discretion engage a third-party search firm to assist in identifying and evaluating potential candidates. All candidates (regardless of whether identified through shareholder recommendations) shall be evaluated according to the same standards, except that (a) incumbent directors who are standing for re-election may receive preference on account of their prior experience with the business and affairs of the Corporation, and (b) candidates who may be considered for election to the Board pursuant to any understanding or agreement negotiated by the Corporation with any third party may receive preference in accordance with the special terms of such understanding or agreement.

        The charter provides that the Governance/Nominating Committee shall not recommend any candidate to the Board as a nominee for election as director unless such candidate (a) will be at least 25 years of age at the time of election, (b) will not serve, at the time of election, as a director of more than two other companies that file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (c) in the judgment of the members of the Governance/Nominating Committee, has the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, (d) has not been involved in any legal proceedings of the type described by Item 401(f) of Regulation S-K of the Securities and Exchange Commission which legal proceedings would be disclosable in the Corporation’s next proxy statement, and (e) will satisfy the director qualification requirements established from time to time by the Corporation’s Bylaws, unless the Governance/Nominating Committee has determined that it would be in the best interests of the Corporation for the Board to waive such Bylaws qualification requirements in respect of that particular candidate. In addition, the charter provides that the Governance/Nominating Committee shall consider candidates with a view to ensuring that at least two thirds of the members of the Board (assuming that all candidates recommended by the Governance/Nominating Committee are elected to the Board) will, as a result of prior service on the Board or otherwise, have business experience in the banking, insurance, or securities industries.

        The Governance/Nominating Committee recommended to the Board that Mr. Forbes (in addition to the two incumbents standing for re-election, Mr. Klem and Mr. Voyles) be nominated for election at this year’s annual meeting. Non-management directors were principally responsible for recommending the name of Mr. Forbes for consideration by the Governance/Nominating Committee. Mr. Klem was elected by the Board in 2004 for a partial term of office expiring at this year’s annual meeting of shareholders and he has not previously been elected by the shareholders of the Corporation to the Board; the nomination of Mr. Klem for a full three-year term was made by the Board on the recommendation of the Governance/Nominating Committee in its official capacity on its own motion as part of its review of the candidacy of the incumbent directors whose terms expire at this year’s annual meeting and who are eligible for re-election.

Compensation of Directors

        The Corporation compensates its directors for their service to the Corporation and the Corporation’s subsidiary banks based on a twelve-month period commencing with each year’s annual reorganization meeting of the Board. For services of directors during the annual period commencing at the 2005 annual meeting, the Corporation compensates its directors through annual retainers paid in cash and stock options (which are earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance and attendance fees (paid for meetings attended). In payment of the annual retainers, the Corporation, on June 1, 2005, (a) awarded each of its directors, including the CEO, an option to purchase 1,000 Common Shares of the Company exercisable for ten years at an exercise price that is not less than the market value of the stock on the date of grant, and (b) paid each of its directors, including the CEO, a cash payment of $13,500. In addition, Corporation Directors are paid $500 for each meeting of the Board that they attend during this period.

        All of the members of the Board served on the board of directors of at least one of the subsidiaries during 2005, as disclosed above under “Subsidiary Board Memberships.” Each of such directors (other than Mr. Schroeder, who as a salaried employee of the Corporation was ineligible) receives additional compensation for his service to such subsidiaries in the form of fees for meetings actually attended of $500.

Communication with Directors and Director Attendance at Annual Meetings

        The Board has adopted a procedure by which shareholders may send communications to the Board. A copy of that procedure is available for review by shareholders in the Investors section of the Corporation’s web site, www.germanamericanbancorp.com. Further, the Board had adopted a resolution that declares that it is the policy of this Board that all members of the Board, regardless of whether they are standing for re-election at any such meeting, are strongly encouraged to attend each annual meeting of the shareholders of the Corporation that occurs during their tenure on the Board. All of the members of the Board attended the 2005 Annual Meeting of Shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Audit Fees. The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek and Company LLC (“Crowe Chizek”) for the audit of the Corporation’s consolidated financial statements for the calendar years 2005 and 2004, the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act for 2005 and 2004, the review of the interim consolidated financial statements included in quarterly reports during the years 2005 and 2004, and review of registration statements and providing related consents in 2005 of $224,155 for 2005 and $247,000 for 2004.

        Audit-Related Fees. The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek for audit-related services rendered during 2005 and 2004 of $22,980 for 2005 and $26,225 for 2004. These services included employee benefit plan audits, reading press releases of the Corporation, participating in meetings of the Corporation’s Disclosure Committee and assistance with various accounting and reporting matters.

        Tax Fees. The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek for tax services rendered during 2005 and 2004 of $80,910 for 2005 and $49,985 for 2004. For both years, these services included tax return preparation, employee benefit plan information return preparation, assistance with an Indiana Department of Revenue audit, and assistance with tax reporting matters. For 2005, these services also included assistance with an Internal Revenue Service audit, tax consulting on acquisitions, and a review of the Nevada Investment subsidiaries.

        Other Fees. The Corporation has paid, or expects to pay, fees (including cost reimbursements) to Crowe Chizek for all other services rendered during 2005 and 2004 of $4,900 for 2005 and $144,528 for 2004. For 2005, these services included consultations on potential acquisitions. For 2004, these services included consulting services related to compliance with Sarbanes-Oxley Section 404, consultation regarding the CEO/CFO certification of SEC filings, and a marketing customer information file (MCIF) software maintenance agreement.

        Pre-Approval by Audit Committee of Principal Accountant Services. The Audit Committee of the Board (or a member of the Audit Committee acting under authority delegated to him by the Audit Committee) approves in advance all services proposed to be performed for the Corporation or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Corporation or its subsidiaries. Under these SEC rules, the requirement for advance Audit Committee approval of services (other than audit, review or attest services) is waived if they were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied. Since the date of adoption of a pre-approval requirement by the Audit Committee in March 2003, none of the services of Crowe Chizek that were covered by the fees described above were performed without the prior approval of the Audit Committee (or the prior approval of a member of the Audit Committee acting under delegated authority) in reliance upon this waiver provision of the SEC rules.

REPORT OF THE AUDIT COMMITTEE

        The Board adopted an amended and restated charter for the Audit Committee in 2004 and reviewed and confirmed the charter’s continued adequacy and effectiveness at its annual reorganization meeting in 2005. The charter states that the purpose of the Audit Committee is to oversee the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements. It is not, however, the Audit Committee’s responsibility under the charter to prepare and certify the Corporation’s financial statements, to guarantee the independent registered public accounting firm’s report, or to guarantee other disclosures by the Corporation. Audit Committee members are not employees of the Corporation and are not performing the functions of auditors or accountants.

Independence of Audit Committee Members

        The Audit Committee is comprised of six members of the Board. All of the members of the Audit Committee are independent, as that term is defined by NASDAQ listing requirements that are applicable to the members of the Corporation’s Audit Committee.

Review with Management and Independent Accountants

        Management is responsible for the Corporation’s internal controls and its accounting and financial reporting processes. The independent registered public accounting firm is responsible for performing an audit of the Corporation’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and with Crowe, Chizek and Company LLC, the independent registered public accounting firm for the Corporation, with respect to the Corporation’s consolidated financial statements for the calendar year 2005. Management represented to the Audit Committee that the Corporation’s consolidated financial statements as of and for the year ended December 31, 2005 were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Corporation is compatible with maintaining that firm’s independence.

        Based upon the discussions and reviews referred to above, the Audit Committee has recommended to the Board that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

William R. Hoffman, Chairman Christina M. Ernst Joseph F. Steurer	Douglas A. Bawel Gene C. Mehne Chet L. Thompson

EXECUTIVE COMPENSATION

        The following table sets forth information regarding compensation paid for the fiscal years indicated to the Corporation’s Chief Executive Officer and to each of the Corporation’s other executive officers whose salary and bonus earned during 2005 exceeded $100,000.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation		Securities Underlying Options/ SARs(2)(3)	All Other Compensation
Mark A. Schroeder,	2005	$234,000	$117,000	$34,698	(4)	3,325	$15,354	(5)
President and Chief	2004	$225,000	$43,866	$34,200		4,975	$14,588
Executive Officer	2003	$225,000	$35,213	$11,160		6,851	$25,477

Clay W. Ewing,	2005	$140,000	$30,632	$8,400	(6)	8,000	$7,809	(7)
Executive Vice President	2004	$135,000	$31,490	$8,582		6,705	$7,058
- Banking	2003	$130,000	$29,848	$75		6,446	$17,050

Stan J. Ruhe,	2005	$115,000	$15,801	$6,908	(8)	5,712	$6,928	(7)
Executive Vice President	2004	$112,500	$25,185	$6,980		5,253	$5,770
- Credit Administration	2003	$109,000	$20,568	$105		8,157	$14,784

Bradley M. Rust,	2005	$115,000	$27,704	$6,343	(9)	1,340	$8,164	(10)
Chief Financial	2004	$100,000	$14,406	$5,912		1,699	$7,608
Officer/Senior Vice	2003	$88,000	$13,200	$55		2,027	$12,971
President-Accounting and Finance

Kenneth L. Sendelweck,	2005	$140,000	$31,972	$9,500	(11)	8,324	$9,697	(7)
President and Chief	2004	$135,000	$54,494	$8,371		5,866	$7,006
Executive Officer of The	2003	$130,000	$31,624	$25		7,941	$18,336
German American Bank

(1)
Represents cash incentive awards that were earned during the indicated year under the Corporation’s Executive Management Incentive Plan (see “Committee Report on Executive Compensation — Cash Incentive Awards” below). These cash incentive awards are generally paid (subject to the executive’s continued employment) to the executives in quarterly installments during the year following the year in which they were earned. Also includes for 2004 only a special bonus (representing less than 4% of each employee’s base salary or wage) that was paid to all employees and was not part of any incentive program.

(2)
Shares underlying stock option grants during each indicated year include those that underlie both new grants made under the Corporation’s Executive Management Incentive Plan (see “Committee Report on Executive Compensation — Stock Option Awards,” below) and “replacement options” (see note 1 to the table included in “Option/SAR Grants in Last Fiscal Year” for a description of the Corporation’s replacement option program).

(3)
Includes, in addition to replacement options, options awarded as long-term incentive awards for services during the three-year period ended December 31 of the prior year. In other words, the 2005 award figure for each executive includes shares underlying options granted in 2005, which options were awarded with respect to services during a three-year incentive measurement period ended December 31, 2004. Does not include restricted stock awards granted in February of 2006 to executives with respect to the three-year incentive measurement period ended December 31, 2005. See “Committee Report on Executive Compensation – Long-Term Incentive Awards” below.

(4)
Represents $13,461 paid as a retirement allowance (in lieu of contributions to the Profit Sharing Plan that had been paid in 2003 and prior years and which contributions were reported in this table under “All Other Compensation” for those years); director compensation of $18,500; $170 as a longevity payment; and $2,907 of matching contributions under the Nonqualified Savings Plan.

(5)	Represents matching contributions of $8,400 under the 401(k) Plan and $6,954 in above-market interest credited on deferred director fees.

(6)
Represents $8,315 paid as a retirement allowance (in lieu of contributions to the Profit Sharing Plan that had been paid in 2003 and prior years and which contributions were reported in this table under “All Other Compensation” for those years) and $85 as a longevity payment.

(7)	Represents matching contributions under the 401(k) Plan.

(8)
Represents $6,793 paid as a retirement allowance (in lieu of contributions to the Profit Sharing Plan that had been paid in 2003 and prior years and which contributions were reported in this table under “All Other Compensation” for those years) and $115 as a longevity payment.

(9)
Represents $6,278 paid as a retirement allowance (in lieu of contributions to the Profit Sharing Plan that had been paid in 2003 and prior years and which contributions were reported in this table under “All Other Compensation” for those years) and $65 as a longevity payment.

(10)	Represents matching contributions of $5,274 under the 401(k) Plan and $2,890 under an Executive Supplemental Retirement Income Agreement.

(11)
Represents $9,465 paid as a retirement allowance (in lieu of contributions to the Profit Sharing Plan that had been paid in 2003 and prior years and which contributions were reported in this table under “All Other Compensation” for those years) and $35 as a longevity payment.

Aggregated Option/SAR Exercises in
Last Fiscal Year and Fiscal Year-End
Option/SAR Values

        The following table sets forth information with respect to options exercised during 2005 and the December 31, 2005, values of the holdings of “in-the-money” options by the named executive officers. An option is considered to be “in-the-money” if and to the extent that the December 31, 2005, market value of the Common Shares exceeded the applicable option exercise price.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable(1)	Value of Unexercised In-the-money Options/ SARs at Fiscal Year-End ($) Exercisable/Unexercisable
Mark A. Schroeder			29,061/0	$928/ N/A
Clay W. Ewing	7,541	$20,703	20,006/0	$523/ N/A
Stan J. Ruhe	6,145	$13,690	15,388/0	$320/ N/A
Bradley M. Rust	390	$753	5,618/0	$147/ N/A
Kenneth L. Sendelweck	7,729	$18,616	24,930/0	$1,571/ N/A

(1)On December 29, 2005, the Long-Term Incentive Awards Committee of the Corporation approved the accelerated vesting of all currently outstanding unvested stock options awarded to recipients under its 1999 Long Term Equity Incentive Plan effective December 29, 2005. Accordingly, all options were fully exercisable as of December 31, 2005.

Option/SAR Grants in Last Fiscal Year

        The following table presents information on the stock option grants that were made during 2005 to the executive officers pursuant to the German American Bancorp 1999 Long-Term Equity Incentive Plan (the “1999 Plan”). The potential realizable values set forth in the table are rounded to the nearest dollar and are presented in accordance with SEC requirements and are not intended to forecast possible future appreciation of the Corporation’s Common Shares.

        On December 29, 2005, the Long-Term Incentive Awards Committee of the Corporation approved the accelerated vesting of all then-outstanding unvested stock options (“Options”) awarded to recipients under its 1999 Long Term Equity Incentive Plan effective December 29, 2005, including the executive officers. All other terms and conditions applicable to Options, including the exercise prices and exercise periods, remain unchanged.

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted(1)(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price	Market Price at Time of Issuance	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

						5%	10%
Mark Schroeder	1,000(3)	1.28%	$13.14	$13.14	6/1/2015	$8,264	$20,942
	2,325(4)	2.98%	$15.30	$15.30	2/15/2010	$9,825	$21,710

Clay Ewing	2,660(5)	3.41%	$15.30	$15.30	7/1/2005	$678	$1,356
	353(5)	0.45%	$15.30	$15.30	7/1/2005	$90	$180
	1,387(5)	1.78%	$15.30	$15.30	2/15/2006	$1,061	$2,121
	3,600(4)	4.62%	$15.30	$15.30	2/15/2010	$15,213	$33,616

Stan Ruhe	1,611(5)	2.07%	$15.30	$15.30	7/1/2005	$411	$821
	413(5)	0.53%	$15.30	$15.30	2/15/2006	$316	$632
	1,438(5)	1.84%	$15.30	$15.30	2/15/2007	$2,254	$4,619
	2,250(4)	2.89%	$15.30	$15.30	2/15/2010	$9,508	$21,010

Bradley Rust	189(5)	0.24%	$15.30	$15.30	2/15/2006	$145	$289
	151(5)	0.19%	$15.30	$15.30	2/15/2007	$237	$485
	1,000(4)	1.28%	$15.30	$15.30	2/15/2010	$4,226	$9,338

K. Sendelweck	2,803(5)	3.60%	$15.30	$15.30	7/1/2005	$715	$1,429
	1,611(5)	2.07%	$15.30	$15.30	7/1/2005	$411	$821
	310(5)	0.40%	$15.30	$15.30	2/15/2006	$237	$474
	3,600(4)	4.62%	$15.30	$15.30	2/15/2010	$15,213	$33,616

(1)
All options granted under the 1999 Plan (including all options granted during 2005 that are described in this table) formerly provided that if an optionee tenders Common Shares already owned by the optionee as payment, in whole or in part, of the exercise price for the Common Shares that the optionee has elected to purchase under the option, then the Corporation is obligated to issue a “replacement option” of the same type (incentive or non-qualified option), with the same expiration date as the option that was exercised, and covering a number of Common Shares equal to the number of Common Shares tendered. The per share exercise price of the replacement option equals the fair market value of a Common Share of the Corporation on the date of exercise of the original option. Replacement options were generally not exercisable for a period of 12 months following the date of grant and are subject to cancellation if during such 12-month period the optionee sells any Common Shares of the Corporation other than in payment of the exercise price of another option under a stock option plan. In conjunction with the acceleration of all vesting periods, the Long-Term Incentive Awards Committee also took action to amend all outstanding Options to eliminate any obligation to grant new options in replacement of shares tendered in payment of the exercise price of Options, effective January 1, 2006.

(2)	Includes all “replacement options” issued in exchange for shares tendered upon option exercise.

(3)	This option grant was awarded to Mr. Schroeder by the Board under the annual director retainer program and therefore was exercisable immediately upon granting.

(4)
This option grant was awarded on February 15, 2005, with 20% of the options being exercisable on each of the first five anniversary dates of the grant date. The vesting schedule was accelerated, however, by action of the Stock Option Committee in December 2005.

(5)	Signifies replacement options (described by note 1 above).

Committee Report On Executive Compensation

Overall Compensation Policy

        The Human Resources Committee of the Board has the responsibility for establishing all compensation for the Corporation’s officers, except that (a) the entire Board, by the vote of a majority of its members who are independent as that term is defined by the NASDAQ listing standards, determines, with the recommendation of the Human Resources Committee, the salaries and incentive cash payment awards of the Corporation’s executive officers, including the Corporation’s chief executive officer (the “CEO”), (b) the Long-Term Incentive Awards Committee (known prior to February 2006 as the Stock Option Committee) of the Board makes the awards of any stock options, restricted stock, or other grants that may be made to executive officers under the Corporation’s 1999 Long-Term Equity Incentive Plan (the “1999 LTI Plan”), and (c) the grant of options, stock awards, and other compensation to the CEO in his capacity as a member of the Board (other than as an employee or officer) is determined by the entire Board without recommendation of the Human Resources Committee.

        The CEO’s compensation for 2005 for services as an officer and employee was determined by the Board and the Long-Term Incentive Awards Committee (based upon the recommendations of the Human Resources Committee) without the participation of the CEO in the Board or Committee discussions or decisions. The compensation for 2005 of the Corporation’s other executive officers was determined by the Board and the Long-Term Incentive Awards Committee (based upon the recommendations of the Human Resources Committee) based upon the Human Resources Committee recommendation, which was in turn based upon recommendations from the CEO; the CEO participated in Board and Committee discussions and decisions relating to these matters. The Board did not modify or reject in any material way any action or recommendation of the Human Resources Committee in respect of the compensation of the CEO or any other executive officer for 2005.

        The Human Resources Committee is currently composed of four members, all of whom are independent as that term is defined by NASDAQ listing standards. Two of the members of the Human Resources Committee (each of whom is an independent director under NASDAQ listing standards) are also members of the Long-Term Incentive Awards Committee.

        The Corporation has for many years referred to data and other information that is periodically provided by Hay Group, Inc. (a compensation consulting firm) (“Hay”) to management of the Corporation in connection with the design and administration of its compensation programs. Hay did not provide any services to the Corporation with respect to determination of 2005 compensation. The HR Committee, however, independently of management, engaged a compensation consulting firm (other than Hay) to assist the HR Committee in reviewing the compensation of the CEO for services in 2005 relative to the compensation of chief executive officers of peer companies.

        The primary goals of the Human Resources Committee and the Long-Term Incentive Awards Committee in determining compensation policy are to provide a level of compensation that will attract, motivate and help retain well-qualified executive officers and to further enhance shareholder return by more closely aligning the interests of executive officers with the interests of the Corporation’s shareholders. The Human Resources Committee and Long-Term Incentive Awards Committee attempt to attain these goals by setting total compensation at competitive levels considering an executive officer’s individual performance while also providing effective incentives tied to the Corporation’s overall financial performance. The executive compensation program consists of three basic elements: (1) base salary, (2) cash incentive awards for annual performance, and (3) long-term incentive awards granted under the 1999 LTI Plan for performance over a longer period (historically, three years). In addition, during 2005 the Human Resources Committee made available to executive officers an optional nonqualified savings plan.

Base Salary

        The Corporation attempts to provide the executive officers with a base salary that is competitive with the salaries offered by the other bank holding companies of comparable size in Indiana and the surrounding states. When the Human Resources Committee determined recommended 2005 salaries, it first identified salary ranges for each executive position based on estimated compensation data provided in a previous year by Hay. From this data, the Human Resources Committee established salary ranges for the CEO and each other executive position within the organization for 2005. These salary ranges ranged from 80% to 120% of a midpoint value, which represented approximately the median of the estimated base salaries paid to comparable positions. This midpoint value was validated by the HR Committee by reference to the annual compensation survey of Midwest financial institutions published by a major consulting firm. Within these ranges, the Human Resources Committee determined 2005 base salary for the executive officers in accordance with the guidelines of the Corporation’s salary administration program and performance review system.

        The Human Resources Committee determined its recommended CEO base salary for 2005 by applying the methodology described in the preceding paragraph. Accordingly, the Human Resources Committee determined a salary range between 80% and 120% of the median estimated 2005 base salary of the CEO’s of other selected Midwest bank organizations. The Human Resources Committee then recommended to the Board that the CEO’s 2005 base salary be fixed within that range, and the Board accepted this recommendation. The Human Resources Committee did not act with reference to any specific corporate or individual financial performance measure in recommending the CEO’s 2005 base salary.

Cash Incentive Awards

        For services rendered during 2005, the Corporation continued to maintain an Executive Management Incentive Plan for certain key officers, including the executive officers named in the above Summary Compensation Table. Under this Plan, the Corporation pays additional compensation in the form of annual cash incentive awards and grants under the 1999 LTI Plan rewarding long-term performance, contingent upon the achievement of certain goals. Generally, the Plan (as it was continued for 2005) assigns each officer a “balanced scorecard”, which establishes specific corporate and shareholder-related performance goals balanced by the officer’s area of responsibility, his or her business unit, and his or her expected individual level of contribution to the Corporation’s achievement of its corporate goals. Cash incentive payments that are authorized to be paid to eligible executive officers under the Executive Management Incentive Plan are payable in quarterly installments during the year following the year in which the services were performed, and are contingent only upon such executive officer’s continued employment with the Corporation through the date of payment of each quarterly installment.

        At the annual meeting of the Board in 2005, the Board (by the vote of the members of the Board who are not “interested directors” within the meaning of the Marketplace Rules of the NASDAQ Stock Market, Inc., and at the recommendation of the Human Resources Committee) established target cash incentive awards for executive officers as percentages of their 2005 base salary (which ranged from 30% to 50% of base salary, depending upon the executive), with maximum awards (payable only if performance and other criteria were substantially exceeded) of as much as 200% of the target awards. The scorecard of Mark A. Schroeder, President and Chief Executive Officer of the Company (the “CEO”), specified a target award of 50% of his base salary for 2005; hence, if all targeted corporate and individual performance criteria were deemed to have been exceeded by the requisite amount with respect to the CEO’s scorecard during 2005, the CEO could have earned a cash incentive award for his services during 2005 equal to 100% of his 2005 base salary.

        Cash incentive award entitlements for services during 2005 under the scorecards were based on (a) formula assessments of (i) 2005 corporate performance, and/or (ii) 2005 business unit performance, and (b) formula and/or discretionary assessments of personal or departmental performance during 2005. Corporate performance accounted (depending upon the executive) for between 25% to 75% of the total potential scorecard award; 75% of the CEO’s scorecard related to corporate performance.

        For 2005, the three selected corporate performance criteria (and the percentage weighting of each criterion in relation to all three criteria) were return on equity (20% weight), revenue growth (30% weight), and earnings per share (“EPS”) growth (50% weight) (the “Corporate Performance Criteria”). The relative weighting of each element of the Corporate Performance Criteria (that is, return on equity, revenue growth and EPS growth) to the total of all of the Corporate Performance Criteria has historically varied from year to year, but the elements have remained the same in recent years. Consistent with prior years’ scorecards, EPS growth, in the case of the scorecards of all executive officers other than the CEO, was based on the prior year’s reported EPS, as increased to adjust for the adverse effect on prior years’ earnings on account of factors outside of their control; the CEO’s scorecard’s calculation of the EPS growth criterion was based on year-to-year reported growth without any such adjustment. The criteria relating to business unit performance or departmental performance (if such performance was applicable to a particular executive’s scorecard) were geared to performance of the business unit or department headed by each particular executive.

        In the first quarter of 2006, the Board, upon the recommendation of the Human Resources Committee, determined the cash incentive award amounts payable in 2006 to the executive officers, including the CEO, for their services during 2005, and such amounts are included in the 2005 information in the Summary Compensation Table. The Human Resources Committee’s recommendations were based on the Human Resources Committee’s assessment of the degree to which the corporate and personal goals established by the 2005 scorecards of the executive officers were achieved. The executive officers received awards that were in each case determined in accordance with the formulas relating to the Corporate Performance Criteria established by the respective 2005 scorecards and, for those officers with a discretionary component on their 2005 scorecards, a discretionary award within the targeted ranges.

Long-Term Incentive Awards

        The 1999 LTI Plan provides for the award of incentive and non-qualified stock options and other equity-based awards, including restricted stock (“LTI Awards”). The purpose of granting LTI Awards is to provide long-term incentive compensation to complement the short-term focus of annual cash incentive awards. The Long-Term Incentive Awards Committee administers the 1999 LTI Plan and the Corporation’s 1992 Stock Option Plan.

        As part of its duties under the 1999 LTI Plan, the Long-Term Incentive Awards Committee considers and approves the grants of new awards that are earned annually by executive officers under the terms of the Executive Management Incentive Plan. The stated dollar values of the awards granted each year under the Executive Management Incentive Plan are determined pursuant to the prior year’s scorecards. Scorecard target amounts of LTI Awards are established upon recommendation of the Human Resources Committee based upon the executive officer’s level of responsibility, and are earned in proportion to the extent to which the Corporation has achieved certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established. The Long-Term Incentive Awards Committee does not vary the dollar amount of LTI Awards to an executive officer that are earned pursuant to the scorecard corporate financial targets established under the Executive Management Incentive Plan based on discretionary factors.

        On December 29, 2005, the Long-Term Incentive Awards Committee of the Corporation approved the immediate accelerated vesting of all then-outstanding unvested stock options (“Options”) awarded to recipients under the 1999 LTI Plan. The decision to accelerate the vesting was made primarily to reduce non-cash compensation expense that the Corporation would have recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. In conjunction with the acceleration of all vesting periods, the Long-Term Incentive Awards Committee also took action to amend all outstanding Options to eliminate any obligation to grant new options in replacement of shares tendered in payment of the exercise price of Options, effective January 1, 2006. All other terms and conditions applicable to Options, including the exercise prices and exercise periods, remain unchanged. In conjunction with the change to the terms of outstanding Options, the Long-Term Incentive Awards Committee determined to discontinue the grant of stock options as the form of payment of LTI Awards earned under the Management Incentive Plan and to commence granting future LTI Awards in the form of tandem grants of restricted stock and cash (“Restricted Stock Awards”).

        For services during 2005, executive officers participating in the Management Incentive Plan were awarded scorecards under which they could earn the right to be awarded Long-Term Incentive Awards in 2006, based upon the extent to which the Company achieved or exceeded the targeted Corporate Performance Criteria, defined above (weighted and adjusted as specified for each year by the personal scorecards of such executive officers for that particular year) on an average basis over the three-year period ended December 31, 2005. Like the cash incentive award target values, the dollar values of target LTI Awards for executive officers were figured as percentages of their current year base salary, which percentages ranged from 30% to 50% of 2005 base salary, depending upon the executive; the dollar value of the CEO’s target LTI Award was equal to 50% of his 2005 base salary. LTI Awards could have been as much as 200% of the target amounts, but only if the applicable Corporate Performance Criteria (as weighted and adjusted for each year) were substantially exceeded on an average basis over the three-year period ended December 31, 2005.

        On February 15, 2006, the Long Term Incentive Awards Committee (in payment of amounts of LTI Awards deemed to be earned under the 2005 scorecards) awarded Restricted Stock Awards to executive officers and other management employees under the Management Incentive Plan. Each Restricted Stock Award consisted of newly-issued common stock of the Corporation (subject certain restrictions and forfeiture conditions) which were deemed to have a value of $12.94 per share (based on the NASDAQ Official Closing Price of the Company’s common stock on February 14, 2006), and rights to receive cash payments in a dollar amount approximately equal to the dollar value of the restricted stock (which cash rights are subject to similar forfeiture conditions). Holders of such restricted shares are entitled to dividends on such shares unless and until the shares are forfeited in accordance with the terms of the Restricted Stock Awards. All the Restricted Stock Awards will fully vest on December 15, 2006, assuming continued service of each of the holders through that time. Of these Restricted Stock Awards, the Long Term Incentive Awards Committee granted to the five executive officers of the Corporation Restricted Stock Awards with face values (approximately half in the form of restricted stock and half in the form of cash entitlements) as follows: $62,400 to Mr. Schroeder, $29,867 to Mr. Ewing, $18,400 to Mr. Ruhe, $18,400 to Mr. Rust, and $29,867 to Mr. Sendelweck. These amounts are not included in the above Summary Compensation Table for 2005; instead, in accordance with the Corporation’s interpretation of applicable SEC requirements, only the grants of LTI Awards made in the form of Options during 2005 are included in the table for 2005.

Nonqualified Savings Plan

        Under the German American Bancorp Nonqualified Savings Plan, established in 2004 (the“Nonqualified Savings Plan”), highly compensated or management employees of the Corporation and its subsidiaries who are specifically designated from time to time by the Human Resources Committee as eligible to participate in the Plan may, through automatic payroll deduction, make employee deferral contributions between 1% and 60% of their regular earnings. The Corporation is obligated to make matching contributions under the following formula: 100% of the first 3% of the participant’s eligible compensation contributed to the Nonqualified Savings Plan and the German American Bancorp 401(k) Savings Plan (“401(k) Plan”) as “Deferral Contributions” (as defined under the respective plans) for the plan year, plus 50% of the next 2% of the participant’s eligible compensation contributed to the Nonqualified Savings Plan and the 401(k) Plan as “Deferral Contributions” (as defined under the respective plans) for the plan year; provided, however, that in no event may the aggregate employer matching contributions on behalf of any participant in any plan year, considering both the matching contribution under the Nonqualified Savings Plan and any employer matching contribution under the 401(k) Plan, exceed 4% of such participant’s eligible compensation. As elected by the participant, each participant (or his or her beneficiary) will receive a lump sum or installment distribution from the Nonqualified Savings Plan, beginning upon termination of employment, retirement, early retirement or disability. The Nonqualified Savings Plan contains certain provisions which may accelerate the timing of distributions that would be triggered by certain changes of control of the Corporation. During 2005, the CEO was the only executive officer named in the Summary Compensation Table who elected to defer compensation under the Nonqualified Savings Plan and the Corporation’s matching contribution in respect of the CEO’s deferral is included in the Summary Compensation Table for 2005.

SUBMITTED BY THE MEMBERS OF THE HUMAN RESOURCES COMMITTEE:
Joseph F. Steurer, Chairman
Larry J. Seger
Douglas A. Bawel
U. Butch Klem

SUBMITTED BY THE MEMBERS OF THE LONG-TERM INCENTIVE AWARDS COMMITTEE:
Larry J. Seger
Joseph F. Steurer

Compensation Committee Interlocks and Insider Participation

        During 2005, no person other than Joseph F. Steurer, Douglas A. Bawel, U. Butch Klem or Larry J. Seger served as a member of the Human Resources Committee or of the Long-Term Incentive Awards Committee, except David G. Buehler and Robert L. Ruckriegel. Mr. Ruckriegel served on the Human Resources Committee until his retirement from the board at the 2005 annual meeting, and Mr. Buehler served on the Human Resources Committee until his resignation from the Board in June 2005. For information concerning a real estate lease renewal during 2005 with companies that are affiliated with Mr. Ruckriegel, see “Certain Business Relationships and Transactions,” below, which is incorporated herein by reference.

Stock Performance Graph

        The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation’s five-year cumulative total returns with market and industry returns. The following graph compares the Corporation’s five-year cumulative total returns with those of the Russell 2000 Stock Index and the Indiana Bank Peer Group. The Indiana Bank Peer Group (which is a custom peer group identified by Company management) includes all Indiana-based commercial bank holding companies (excluding companies owning thrift institutions that are not regulated as bank holding companies) that have been in existence as commercial bank holding companies throughout the five-year period ended December 2005, the stocks of which have been traded on an established securities market (NYSE, AMEX, NASDAQ) throughout that five-year period. The returns of each company in the Indiana Bank Peer Group have been weighted to reflect the company’s market capitalization. The Russell 2000 Stock Index is an index consisting of the 1,001st through 3,000th largest United States traded stocks, based on market capitalization, which is annually reconstituted at the end of each June. The Company’s stock was included in the Russell 2000 Index as it was constituted from July 2001 through June 2005.

	German American Bancorp	Russell 2000 Index	Indiana Bank Peer Group

12/29/2000	$100.00	$100.00	$100.000
12/28/2001	$144.17	102.49	99.340
12/30/2002	$150.12	81.49	101.500
12/31/2003	$182.94	120.00	128.920
12/31/2004	$174.11	142.00	146.680
12/30/2005	$148.10	148.46	131.140

Certain Business Relationships and Transactions

        During 2005, the Corporation’s bank subsidiaries had (and expect to continue to have in the future) banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and their associates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

        Effective April 2, 2005, the Corporation became contractually bound to BR Associates, Inc. (a corporation of which former director Robert L. Ruckriegel and his associates were the principal shareholders) to lease certain real estate (used by the Corporation and one of its subsidiaries) for an additional five-year renewal term that commenced July 1, 2005. Mr. Ruckriegel retired from the Board at the 2005 annual meeting. Total monthly rental payments that have been or will be paid to Mr. Ruckriegel’s affiliated company for the 60 month renewal term are approximately $151,000.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Crowe, Chizek and Company LLC (“Crowe Chizek”) served as independent registered public accounting firm for the Corporation with respect to the audit of the Corporation’s financial statements for 2005. Representatives of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Audit Committee of the Board, as it will be reconstituted following the Annual Meeting, will be responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm that will be chosen to audit the Corporation’s financial statements for 2006.

PRINCIPAL OWNERS OF COMMON SHARES

        The Corporation has no knowledge of any shareholder or group of shareholders who beneficially owns more than five percent of the Corporation’s outstanding Common Shares.

SECTION 16(a):  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who beneficially own more than ten percent of the Corporation’s Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Corporation’s Common Shares and other equity securities. On the basis of information submitted by the Corporation’s directors and executive officers, the Corporation believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal 2005 and (except as disclosed in prior years’ proxy statements) for prior years, except for the inadvertent failure of (1) Mr. Steurer to timely file one Form 4 report for one transaction; (2) Ms. Ernst to timely file one Form 4 report for one transaction; (3) Mr. Klem to timely file one Form 4 report for one transaction; (4) Mr. Ewing to timely file one Form 4 report for two transactions; (5) Mr. Sendelweck to timely file one Form 4 report for two transactions; and (6) Mr. Ruhe to timely file one Form 4 report for two transactions.

OTHER MATTERS

        The Corporation knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

EXPENSES

        The Corporation will pay all expenses in connection with this solicitation of proxies.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        A shareholder desiring to submit a proposal for inclusion in the Corporation’s proxy statement for the Annual Meeting of Shareholders to be held in the year 2007 must deliver the proposal so that it is received by the Corporation no later than December 1, 2006. Proposals should be mailed to the Chairman of the Governance/Nominating Committee of the Board of Directors, in care of the Corporate Secretary, at German American Bancorp, 711 Main Street, Jasper, Indiana 47547-0810, by certified mail, return-receipt requested.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF

GERMAN AMERICAN BANCORP

I hereby appoint J David Lett and Christina M Ernst, and each of them, my proxies, with power of substitution, to vote all Common Shares of German American Bancorp that I am entitled to vote at the Annual Meeting of Shareholders to be held at German American Bancorp’s Corporate Offices located at 711 Main Street in Jasper, Indiana, on April 27, 2006 at 10:00 a.m., Jasper time, and any adjournments thereof, as provided herein.

THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation’s Proxy Statement, dated March 30, 2006.

SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

1.	ELECTION OF DIRECTORS
FOR all nominees listed below, as set forth in the Corporation’s Proxy Statement, dated March 30, 2006 (except as marked to the contrary below – see “Instructions”)
Richard E Forbes	U Butch Klem	Michael J Voyles
WITHHOLD AUTHORITY to vote for all nominees listed above (Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided.)

Continued, and to be signed, on reverse side

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated:

            Signature or Signatures

(Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)